Advanced Energy Announces Retirement of President & CEO Yuval Wasserman and Appoints Stephen D. Kelley as Successor

●	Steve Kelley will become Advanced Energy’s new president & CEO on March 1
●	Yuval Wasserman will remain as an executive advisor to the board and the new CEO through March 31, 2022

DENVER, Colorado (BUSINESS WIRE)—February 10, 2021 -- Advanced Energy Industries, Inc. (NASDAQ: AEIS), a global leader in innovative power, measurement and control technologies, today announced that Yuval Wasserman will retire as president & chief executive officer and as a member of the board, effective March 1, 2021. The board of directors has appointed Steve Kelley, a semiconductor industry leader with over 30 years of experience, as the president & chief executive officer and a member of the board, effective March 1, 2021. Mr. Wasserman will remain as an executive advisor to the board and to Mr. Kelley, to assist in the transition.

"On behalf of the board, the company, and its shareholders, I would like to thank Yuval for his strong leadership, tireless dedication and passion in building Advanced Energy into a global leader in precision power conversion with over $1.4 billion dollars in annual sales and delivering significant shareholder return since becoming president and CEO in 2014," stated Grant Beard, chairman of the board. “Under Yuval’s leadership, Advanced Energy has diversified its revenue base, strengthened its market leadership, delivered record financial results and developed a platform to deliver long-term revenue and earnings growth as an industrial technology growth company. As we enter this next chapter, we are excited to welcome Steve Kelley as our new president & chief executive officer. Steve is a proven technology executive and we are confident that he will be able to lead the continued success of Advanced Energy.”

“Throughout my fourteen years at Advanced Energy and since becoming its president and chief executive officer in 2014, we have expanded the company significantly, delivered sustainable and profitable growth and positioned Advanced Energy for future success,” said Mr. Wasserman. “Together, we have delivered innovative products to our customers, provided a great place to work and professional opportunities for our employees and increased shareholder return. It has been my privilege to have led Advanced Energy during this unprecedented transformation and I look forward to working with our board and Steve to ensure a smooth transition. I am excited that we have attracted Steve to lead Advanced Energy, together with our proven management team, into the future.”

"I am thrilled to be joining Advanced Energy at this exciting time, and am confident in the company’s continued ability to deliver sustainable, profitable growth," commented Steve Kelley. “I am honored to be succeeding Yuval as president & CEO, and want to thank Grant and the board for their trust in me to lead the company through this next chapter in its growth story."

Advanced Energy Industries, Inc.

1595 Wynkoop Street, Suite 800 | Denver, CO 80202 | USA | advanced-energy.com

Steve Kelley recently served for seven years as president & CEO of Amkor Technology, Inc. (NASDAQ:AMKR), a leading semiconductor package and test company. Kelley led the financial transformation of Amkor by prioritizing strong revenue growth, efficiency gains and a culture of continuous quality improvement. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Cree, Texas Instruments and Philips Semiconductors, focusing primarily on the timely development of new products to grow revenue and profits. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University. He will be based in Denver.

About Advanced Energy

Advanced Energy (NASDAQ: AEIS) is a global leader in the design and manufacturing of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. AE’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial, manufacturing, telecommunications, data center computing and healthcare. With engineering know-how and responsive service and support around the globe, the company builds collaborative partnerships to meet technology advances, propel growth for its customers and innovate the future of power. Advanced Energy has devoted more than three decades to perfecting power for its global customers and is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products and services; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) delays in capital spending by end-users in our served markets; (d) the risks and uncertainties related to the integration of Artesyn Embedded Power including the optimization and reduction of our global manufacturing sites; (e) the continuing spread of COVID-19 and its potential adverse impact on our product manufacturing, research & development, supply chain, services and administrative operations; (f) the accuracy of the company’s estimates related to fulfilling solar inverter product warranty and post-warranty obligations; (g) the company’s ability to realize its plan to avoid additional costs after the solar inverter wind-down; (h) the accuracy of the company’s assumptions on which its financial statement projections are based; (i) the impact of product price changes, which may result from a variety of factors; (j) the timing of orders received from customers; (k) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (l) the company’s ability to obtain in a timely manner the materials necessary to manufacture its products; (m) unanticipated changes to management’s estimates, reserves or allowances; (n) changes and adjustments to the tax expense and benefits related to the U.S. tax reform that was enacted in late 2017; and (o) the impact of political, economic and policy tensions and conflicts between China and the United States including, but not limited to, trade wars and export restrictions between the two countries, China’s national security law for Hong Kong, and China’s expansion of control over the South China Sea, any of which could negatively impact our customers’ and our presence, operations, and financial results. These and other risks are described in Advanced Energy’s Form 10-K, Form 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained

Advanced Energy Industries, Inc.

1595 Wynkoop Street, Suite 800 | Denver, CO 80202 | USA | advanced-energy.com

from Advanced Energy’s investor relations page at ir.advanced-energy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

Advanced Energy | Precision. Power. Performance.

For more information, contact:

Brian Smith

Advanced Energy Industries, Inc.

(970) 407-6555

ir@aei.com

####

Advanced Energy Industries, Inc.

1595 Wynkoop Street, Suite 800 | Denver, CO 80202 | USA | advanced-energy.com